Exhibit 99.4

EXELON CORPORATION

OFFERS TO EXCHANGE

$807,082,000 aggregate principal amount of outstanding 3.950% Notes due 2025

(CUSIP Nos. 30161N AM3 and U3002L AA0)

for

$807,082,000 aggregate principal amount of newly issued 3.950% Notes due 2025 that will be issued in a transaction registered under the Securities Act of 1933, as amended (the

“Securities Act”)

(CUSIP No. 30161N AN1)

and

$333,485,000 aggregate principal amount of outstanding 4.950% Notes due 2035

(CUSIP Nos. 30161N AP6 and U3002L AB8)

for

$333,485,000 aggregate principal amount of newly issued 4.950% Notes due 2035 that will be issued in a transaction registered under the Securities Act

(CUSIP No. 30161N AQ4)

and

$741,001,000 aggregate principal amount of outstanding 5.100% Notes due 2045

(CUSIP Nos. 30161N AR2 and U3002L AC6)

for

$741,001,000 aggregate principal amount of newly issued 5.100% Notes due 2045 that will be issued in a transaction registered under the Securities Act

(CUSIP No. 30161N AS0)

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2016 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a prospectus, dated                     , 2016 (the “Prospectus”), of Exelon Corporation, a Pennsylvania corporation (the “Company”), and an accompanying letter of transmittal that together constitute the offer by the Company (the “Exchange Offers”) to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the corresponding letter of transmittal (the “Letter of Transmittal”) (i) up to $807,082,000 aggregate principal amount of the Company’s outstanding 3.950% Notes due 2025 (CUSIP Nos. 30161N AM3 and U3002L AA0) (the “original 2025 notes”) for a like principal amount of the Company’s 3.950% Notes due 2025 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AN1) (the “exchange 2025 notes”), (ii) up to $333,485,000 aggregate principal amount of the Company’s outstanding 4.950% Notes due 2035 (CUSIP Nos. 30161N AP6 and U3002L AB8) (the “original 2035 notes”) for a like principal amount of the Company’s 4.950% Notes due 2035 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AQ4) (the “exchange 2035 notes”) and (iii) up to $741,001,000 aggregate principal amount of the Company’s outstanding 5.100% Notes due 2045 (CUSIP Nos. 30161N AR2 and U3002L AC6) (the “original 2045 notes” and, together with the original 2025 notes and the original 2035 notes, the “original notes”) for a like principal amount of the Company’s 5.100% Notes due 2045 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AS0) (the “exchange 2045 notes” and, together with the exchange 2025 notes and the exchange 2035 notes, the “exchange notes”).

The original notes were issued and the exchange notes will be issued under an indenture, dated as of June 11, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of

June 11, 2015, by and between the Company and the Trustee, and the second supplemental indenture, dated as of December 2, 2015, by and between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

The Exchange Offers are not conditioned upon any minimum number of original notes being tendered.

We are the holder of record of original notes held by us for your account. A tender of such original notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender original notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the original notes held by us for your account pursuant to the terms and conditions of the Exchange Offers. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Your attention is directed to the following:

1.	The Exchange Offers are for any and all original notes.

2.	The Exchange Offers are subject to certain conditions set forth in the Prospectus under the headings “The Exchange Offers—Terms of the Exchange Offers” and “—Conditions to the Exchange Offers.”

3.	Any transfer taxes incident to the transfer of original notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of original notes will represent to the Company that:

(i)	any exchange notes that the holder will acquire in exchange for original notes will be acquired in the ordinary course of business of the holder;

(ii)	the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any exchange notes issued to the holder;

(iii)	the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv)	the holder is not a broker-dealer who purchased the original notes for resale pursuant to an exemption under the Securities Act tendering original notes acquired directly from the Company for the holder’s own account; and

(v)	the holder is not restricted by any law or policy of the U.S. Securities and Exchange Commission from trading the exchange notes acquired in the Exchange Offers.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, it will represent that the original notes s were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes, the broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

INSTRUCTION TO

BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of DTC:

The undersigned hereby acknowledges receipt of the prospectus, dated                    , 2016 (the “Prospectus”) of of Exelon Corporation, a Pennsylvania corporation (the “Company”), and an accompanying letter of transmittal (the “Letter of Transmittal”), that together constitute the offer by the Company (the “Exchange Offers”) to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal (i) up to $807,082,000 aggregate principal amount of the Company’s outstanding 3.950% Notes due 2025 (CUSIP Nos. 30161N AM3 and U3002L AA0) (the “original 2025 notes”) for a like principal amount of the Company’s 3.950% Notes due 2025 that will be issued in a transaction registered under the Securities Act of 1933 (the “Securities Act”) (CUSIP No. 30161N AN1) (the “exchange 2025 notes”), (ii) up to $333,485,000 aggregate principal amount of the Company’s outstanding 4.950% Notes due 2035 (CUSIP Nos. 30161N AP6 and U3002L AB8) (the “original 2035 notes”) for a like principal amount of the Company’s 4.950% Notes due 2035 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AQ4) (the “exchange 2035 notes”) and (iii) up to $741,001,000 aggregate principal amount of the Company’s outstanding 5.100% Notes due 2045 (CUSIP Nos. 30161N AR2 and U3002L AC6) (the “original 2045 notes” and, together with the original 2025 notes and the original 2035 notes, the “original notes”) for a like principal amount of the Company’s 5.100% Notes due 2045 that will be issued in a transaction registered under the Securities Act (CUSIP No. 30161N AS0) (the “exchange 2045 notes” and, together with the exchange 2025 notes and the exchange 2035 notes, the “exchange notes”).

The original notes were issued and the exchange notes will be issued under an indenture, dated as of June 11, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 11, 2015, by and between the Company and the Trustee, and the second supplemental indenture, dated as of December 2, 2015, by and between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offers with respect to the original notes held by you for the account of the undersigned.

The aggregate face amount of original notes held by you for the account of the undersigned is (fill in amount):

$         of original notes.

With respect to the Exchange Offers, we hereby instruct you (check appropriate statement):

A. ☐ TO TENDER the following original notes held by you for our account (insert principal amount of original notes to be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof):

$         of original notes, and not to tender other outstanding original notes, if any, held by you for our account;

OR

B. ☐ NOT TO TENDER any original notes held by you for our account.

If we instruct you to tender the original notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations that:

(i)	any exchange notes that we will acquire in exchange for original notes will be acquired in the ordinary course of our business;

(ii)	we have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to engage in, a distribution of any exchange notes issued to us;

(iii)	we are not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or its subsidiaries, or if the holder is an affiliate of the Company or its subsidiaries, the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv)	we are not a broker-dealer who purchased the original notes for resale pursuant to an exemption under the Securities Act tendering original notes acquired directly from the Company for our own account; and

(v)	we are not restricted by any law or policy of the U.S. Securities and Exchange Commission from trading the exchange notes acquired in the Exchange Offers.

If we are a broker-dealer that will receive exchange notes for our own account in exchange for original notes, we represent that the original notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, we are not deemed to admit that we are an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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